Exhibit 99.6

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                   Specialty Chemical Company's gross profit)


                  ASCC Gross Profit % - 3 Month Rolling Average (%)

                                  2000        2001        2002       2003
                                  ----        ----        ----       ----
              January             34.2        33.3        33.7       33.1
              February            33.8        33.2        34.2       33.0
              March               33.4        33.2        35.2       32.2
              April               33.3        33.2        36.0       32.1
              May                 33.2        33.2        36.3
              June                33.0        33.1        36.1
              July                32.6        32.5        35.8
              August              32.9        32.3        35.3
              September           33.5        32.2        35.3
              October             33.6        32.7        35.0
              November            33.5        33.2        34.3
              December            32.9        33.5        33.8


                 ASCC Gross Profit % - 12 Month Rolling Average (%)

                                2000        2001        2002       2003
                                ----        ----        ----       ----
              January           34.6        33.2        33.0       35.0
              February          34.3        33.2        33.2       34.7
              March             34.1        33.2        33.5       34.4
              April             34.0        33.2        33.7       32.7
              May               33.9        33.2        34.0
              June              33.7        33.2        34.3
              July              33.6        33.2        34.5
              August            33.6        33.1        34.8
              September         33.7        32.9        35.0
              October           33.5        32.9        35.1
              November          33.4        33.0        35.0
              December          33.2        33.0        35.1